Exhibit 5

MUNGER, TOLLES & OLSON LLP
355 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA   90071

July 28, 2009

99¢ Only Stores
4000 East Union Pacific Avenue
City of Commerce, CA  90023

Ladies and Gentlemen:

We refer to the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), by 99¢ Only Stores, a California corporation (the "Company"), in order to register 4,665,633 additional shares of Common Stock, no par value per share (the "Shares"), of the Company that may be issued by the Company from time to time under the Company’s 1996 Stock Option Plan, as Amended and Restated (the "Plan").  This opinion is delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have reviewed and relied upon such documents, records, certificates and other papers as we have deemed necessary for such purpose.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photocopies, and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein, other than those assumed, we have relied without independent verification upon the documents referred to above, the accuracy of factual matters contained therein, and oral or written statements and representations of officers of the Company and others, including public officials.

Based upon the foregoing, and such other legal and factual considerations we have deemed relevant, we are of the opinion that, when the Shares are issued and delivered in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable under California law.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

The opinion expressed herein is solely for your benefit in connection with the Form S-8 and may not be relied on in any manner or for any purpose by any other person or entity.

Very truly yours,

/s/ Munger, Tolles & Olson LLP